UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2014

INLAND REAL ESTATE INCOME TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-55146 (Commission File Number)	45-3079597 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

The information discussed under Items 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 28, 2104, Inland Real Estate Income Trust, Inc. (referred to herein as “us,” “we,” “our” or the “Registrant”), through our wholly owned subsidiary and the owner of North Hills Square Shopping Center, IREIT Coral Springs North Hills, L.L.C. (the “North Hills Subsidiary”), entered into a loan with Capital One National Association for $5.5 million.  The loan is secured by first mortgage on the North Hills Square Shopping Center.

The loan bears interest at a variable rate that will not exceed the British Bankers Association LIBOR rate, calculated daily, plus 1.80% per annum. The effective annual interest rate as of the date of this current report is 1.95% per annum.  As part of the financing transaction, the North Hills Subsidiary entered into an interest rate forward swap contract to fix the floating LIBOR interest rate in order to manage the risk exposed to interest rate fluctuations.  As a result, the effective annual interest rate in years two through five of the loan is 4.02% per annum.  The loan matures on March 28, 2019. The loan requires the North Hills Subsidiary to make monthly payments of interest only until the maturity date, on which date the outstanding principal balance of the loan plus all accrued and unpaid interest will be due. Subject to satisfying certain conditions, as set forth in the loan documents, the North Hills Subsidiary may prepay all or a portion of the loan, without any prepayment premium, and obtain the release of the property and the related obligations under the loan documents. Provided no principal payments are made during the term of the loan and that the entire principal amount is borrowed, approximately $5.5 million will be due and payable at the maturity date.

The loan documents contain customary affirmative, negative and financial covenants, agreements, representations, warranties and borrowing conditions, all as set forth in the loan documents, including limitations on the incurrence of unpermitted liens on the properties. The loan documents also contain various customary events of default, including the non-payment of principal or interest, any default in compliance with the covenants contained in the documents evidencing the loan and bankruptcy or other insolvency events. If an event of default occurs under the loan, the lender may declare the debt to be immediately due and payable, and in certain limited cases the loan balance may become immediately due and payable without any action by the lender. In the event of a default, the North Hills Subsidiary will be required to pay a default interest rate equal to the lessor of 5% per annum above the current rate or the maximum interest rate permitted by applicable law.

The loan is non-recourse to us and the North Hills Subsidiary, with certain exceptions for borrower bankruptcy. We have guaranteed the obligations or liabilities of the North Hills Subsidiary to lender for any losses, costs or damages arising out of or in connection with any fraud or intentional material misrepresentation of the North Hills Subsidiary, gross negligence or willful misconduct, material waste of the properties and the breach of any representation or warranty concerning environmental laws, among other things.

The information set forth above does not purport to be complete in scope and is qualified in its entirety by the full text of the agreements attached to this Current Report as Exhibits 10.1, 10.2, 10.3 and 10.4, which are incorporated into this Item 2.03 by reference.

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Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Loan Agreement, dated as of March 28, 2014, between IREIT Coral Springs North Hills, L.L.C., and Capital One, National Association

	10.2	Promissory Note, made as of March 28, 2014, by IREIT Coral Springs North Hills, L.L.C. for the benefit of Capital One, National Association

	10.3	Limited Guaranty, dated as of March 28, 2014, by Inland Real Estate Income Trust, Inc. in favor of Capital One, National Association

	10.4	Environmental Indemnity, dated as of March 28, 2104, made by IREIT Coral Springs North Hills, L.L.C. and Inland Real Estate Income Trust, Inc. in favor of Capital One, National Association

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE INCOME TRUST, INC.

Date:	March 28, 2014	By:	/s/ David Z. Lichterman
		Name:	David Z. Lichterman
		Title	Chief Accounting Officer

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EXHIBIT INDEX

Exhibits No.	Description

10.1	Loan Agreement, dated as of March 28, 2014, between IREIT Coral Springs North Hills, L.L.C., and Capital One, National Association

10.2	Promissory Note, made as of March 28, 2014, by IREIT Coral Springs North Hills, L.L.C. for the benefit of Capital One, National Association

10.3	Limited Guaranty, dated as of March 28, 2014, by Inland Real Estate Income Trust, Inc. in favor of Capital One, National Association

10.4	Environmental Indemnity, dated as of March 28, 2104, made by IREIT Coral Springs North Hills, L.L.C. and Inland Real Estate Income Trust, Inc. in favor of Capital One, National Association

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